Exhibit 99.2

                  Perma-Fix Announces First Quarter Results

    ATLANTA, April 30 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI; BSE: PESI; Germany: PES.BE) today announced financial results for the first quarter ended March 31, 2004. Revenues for the first quarter were $17.5 million compared to $19.5 million for the same period in 2003. Net loss applicable to common stock for the quarter was $2.0 million, or $.06 per share, compared to net loss applicable to common stock of $431,000, or $.01 per share, for the same period in 2003.

    The first quarter of fiscal 2004 included $506,000 in revenue resulting from the acquisition of certain assets of USL Environmental Services, Inc. d/b/a A&A Environmental ("A&A") of Baltimore, Md. and US Liquids of Pennsylvania, Inc. d/b/a EMAX ("EMAX") of Pittsburgh, Pa. The first quarter of fiscal 2003 included $560,000 in revenue from the Company's Newport Hydrolysate Project with the Army.

    Results for the quarter reflect a 13.0% increase in revenue of the Nuclear Segment and a 29.1% decrease in revenue of the Industrial Segment. The decrease in the Industrial Segment was largely attributable to the recent restructuring, in which the company eliminated low-margin, high volume services, and reduced its dependence on outside broker disposal services.
Also affecting the quarter was the exaggerated seasonal slowdown in the first quarter, coupled with the ongoing disruption of our Michigan facility resulting from a fire in the fourth quarter of 2003, and a reduction in government revenue within our Industrial Segment, due in part to the expiration of one of our contracts.

    Dr. Louis F. Centofanti, Chairman and CEO, commented, "During the quarter, we achieved a number of important developments, including the acquisition of certain assets of A&A and EMAX. The acquisition enables us to expand the Industrial Segment's presence within one of its most consistent and profitable markets. Moreover, our Nuclear Segment continues to grow, and we are working on several strategic initiatives to not only treat -- but also characterize and handle radioactive and mixed waste, which should ultimately improve the flow of waste into our facilities."

    Dr. Centofanti continued, "We are disappointed with the Industrial Segment's results for the quarter, which are largely due to a number of short-term factors, as noted above. However, we are encouraged by the progress of the restructuring process, the quality of our new management team, and the refocus of the Segment from not only a sales perspective, but also cost control and logistic efficiencies. Our strategy is beginning to pay-off, as illustrated by the recent contract award from a leading North-American home-improvement retail chain. The reconstruction of the Michigan facility is in progress and when completed later this year should dramatically improve the throughput and efficiency of this facility."

    During the quarter, the Company completed a private placement of the Company's common stock and warrants to purchase common stock, for net proceeds of $9.9 million, which strengthened the Company's balance sheet and helped fund the above acquisition. The Company intends to use a portion of the proceeds to pay down higher interest debt, which will reduce interest expenses.

    Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Industrial Segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Nuclear Segment provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including the Departments of Energy and Defense and nuclear utilities. The Company operates eleven major waste treatment facilities across the country.

    This press release contains "forward-looking statements" which are based largely on the Company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company's control. Forward-looking statements include, but are not limited to, the information concerning possible or assumed future results of operations of the Company, continued growth in the Nuclear Segment, expansion of the Industrial Segment's presence within our most consistent and profitable markets, to successfully complete the strategic initiatives and improve the flow of waste into our facilities and the dramatic improvement in throughput and efficiency of the Michigan facility upon reconstruction. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including without limitation, future economic conditions, industry conditions, competitive pressures, neither the government nor any party which has granted the Company a material contract terminates their contract prior to expiration of the term of the contract, and the DOE's failure to abide by or comply with its contracts or to deliver waste as anticipated. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

      Please visit us on the World Wide Web at http://www.perma-fix.com.

                           FINANCIAL TABLE FOLLOWS


                    PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)


                                                          Three Months Ended
                                                               March 31,
    (Amounts in Thousands, Except for Per Share Amounts)   2004         2003

     Net revenues                                        $17,469      $19,518
     Cost of goods sold                                   13,908       14,457

       Gross profit                                        3,561        5,061

     Selling, general and administrative expenses          4,390        4,380

       Income (loss) from operations                        (829)         681

     Other income (expense):
       Interest income                                         1            2
       Interest expense                                     (670)        (702)
       Interest expense-financing fees                      (256)        (301)
       Other                                                (244)         (65)

     Net loss                                             (1,998)        (385)

     Preferred Stock dividends                               (47)         (46)
     Net loss applicable to Common Stock                 $(2,045)       $(431)

     Net loss per common share:
     Basic                                                 $(.06)       $(.01)
     Diluted                                               $(.06)       $(.01)

     Number of shares and potential common shares used in net loss per common share:

     Basic                                                37,040       34,605

     Diluted                                              37,040       34,605


                    PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS

    (Amounts in Thousands, Except for Share Amounts)


                                                    March 31,     December 31,
                                                       2004           2003
                                                   (Unaudited)
    ASSETS
    Current assets:
      Cash                                              $517           $411
      Restricted cash                                     61             30
      Accounts receivable, net of allowance for
       doubtful accounts of $863 and $703             23,526         24,622
      Prepaid expenses and other                       3,756          3,318
        Total current assets                          27,860         28,381

      Net property and equipment                      54,971         53,069
      Permits                                         16,680         16,680
      Goodwill                                         6,216          6,216
      Finite Risk Sinking Fund                         2,225          1,234
      Other assets                                     4,377          4,635
        Total assets                                $112,329       $110,215

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Accounts payable                                $7,553         $6,359
      Accrued expenses and other                      14,713         14,967
      Current portion of long-term debt                2,570          2,896
      Total current liabilities                       24,836         24,222

    Other long-term liabilities                        8,686          8,074
    Long-term debt, less current portion              18,281         26,192
        Total long-term liabilities                   26,967         34,266

        Total liabilities                             51,803         58,488

    Commitments and Contingencies                         --             --

    Preferred Stock of subsidiary, $1.00 par value;
     1,467,396 shares authorized, 1,284,730 shares
     issued and outstanding, liquidation value
     $1.00 per share                                   1,285          1,285

    Stockholders' equity:
      Preferred Stock, $.001 par value;
       2,000,000 shares authorized, 2,500 shares
       issued and outstanding                             --             --
      Common Stock, $.001 par value;
       75,000,000 shares authorized, 42,415,725 and
       37,241,881 shares issued, including
       988,000 shares held as treasury
       stock, respectively                                42             37
      Additional paid-in capital                      80,467         69,640
      Accumulated deficit                            (19,288)       (17,243)
      Interest rate swap                                (118)          (130)
                                                      61,103         52,304

    Less Common Stock in treasury at cost;
     988,000 shares                                   (1,862)        (1,862)

        Total stockholders' equity                    59,241         50,442

        Total liabilities and stockholders' equity  $112,329       $110,215

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             04/30/2004
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO of Perma-Fix Environmental Services, Inc., +1-404-847-9990; or David Waldman or John Heilshorn, both of Lippert Heilshorn & Associates, +1-212-838-3777, dwaldman@lhai.com; or Herbert Strauss-European investor relations, +43-316-296-316, herbert@eu-ir.com, all for Perma-Fix Environmental Services, Inc./
    /Web site:  http://www.perma-fix.com /
    (PESI)

CO:  Perma-Fix Environmental Services, Inc.
ST:  Georgia
IN:  ENV UTI
SU:  ERN